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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15[D] OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT     AUGUST 3, 1995


                            GENCOR INDUSTRIES, INC.

        INCORPORATED IN          COMMISSION               IRS EMPLOYER
         THE STATE OF             FILE NO.               IDENTIFICATION
           DELAWARE                0-3821                 NO. 59-033147
                                   ------

             5201 N. ORANGE BLOSSOM TRAIL, ORLANDO, FLORIDA 32810

                                [407] 290-6000

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ITEM 5.     OTHER EVENTS

On August 3, 1995, Gencor Industries, Inc. ["Gencor"], issued a press release announcing the successful settlement of an outstanding disputed second mortgage note relative to one of its properties. Further, Gencor has reached an agreement with SouthTrust Bank of Alabama for a new extended line of credit facility. A copy of the release is appended to this Form 8-K as Exhibit 20.1.

ITEM 7.     FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

     [a]    Financial Statements of business acquired.

            Not applicable.

     [b]    Proforma financial information.

            Not applicable.

     [c]    Exhibits:

            20.1, August 3, 1995 Press Release, RE: Gencor Industries, Inc. Obtains new financing.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report on 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                               GENCOR INDUSTRIES, INC.
                                               [Registrant]

Date: August 3, 1995                           By: /s/ John E. Elliott
                                                   ------------------------
                                                   John E. Elliott
                                                   Executive Vice President
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GENCOR INDUSTRIES, INC.                    CONTACT: John E. Elliott
5201 N. ORANGE BLOSSOM TRAIL                        Executive Vice President
ORLANDO, FLORIDA 32810                              (407) 290-6000 Ext. 306


GENCOR INDUSTRIES, INC. OBTAINS NEW FINANCING

August 3, 1995. Orlando, Florida. Gencor Industries, Inc. (NASDAQ:GCOR), today announced an agreement with SouthTrust Bank of Alabama for a new line of credit facility providing a $16 million revolving line of credit and a $3.7 million term note.

Also, Gencor announced that it has reached a successful settlement with the holder of a disputed second mortgage note on one of Gencor's properties. The settlement had the effect of yielding a taxable gain of approximately $810,000, to Gencor.

Gencor is a leading Orlando, Florida, based manufacturer of highway construction machinery, equipment for remediation of contaminated soils, combustion equipment and thermal fluid heaters.